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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K
                                CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


           DATE OF REPORT (Date of earliest event reported): March 13, 1998


                            FEDERAL DATA CORPORATION
             (Exact name of Registrant as specified in its charter)


        DELAWARE                       333-36447                  52-0940566
(State or other jurisdiction       (Commission File            (I.R.S. Employer
     of incorporation)                   No.)                 Identification No.


                              4800 Hampden Lane
                              Bethesda, MD 20814
              (Address of principal executive offices)(Zip Code)


                                (301) 986-0800
             (Registrant's telephone number, including area code)


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ITEM 5. Other Events

On March 13, 1998, Federal Data Corporation (the "Company"), acquired all of the outstanding capital stock of Technical and Management Assistance, Inc. ("TMA") from Harry P. Headley, Trustee of the Harry P. Headley Revocable Trust (the "Seller Representative"); Dorothy Headley, Trustee of the Dorothy Headley Revocable Trust; Michael K. Headley; Lisa Headley; Kathleen Kowis; and Gregory Kowis. The total purchase price for the stock was $9 million, consisting of $8 million in cash and $1 million in promissory notes to the Seller Representative. The purchase price is subject to an audit of the closing balance sheet. TMA is an information technology services firm specializing in air traffic management. Based in Absecon, NJ, TMA provides air traffic management software development and support services to Lockheed Martin, Computer Sciences Corporation, and the Federal Aviation Administration (FAA) in Atlantic City, NJ and other FAA locations.

The Company financed its acquisition of TMA with funds available under the $75 million secured revolving credit facility provided to the Company by Bankers Trust Company, Bank of Boston, The Bank of New York, BTM Capital Corporation, Creditanstalt Bankverein, Credit Lyonnais New York Branch, First Source Financial LLP, First Union Commercial Corp. and IBJ Schroder Bank & Trust Company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             FEDERAL DATA CORPORATION

                                              /s/ Jame M. Dean
                                          By: ----------------------------
                                              James M. Dean
                                              Vice President and
                                              Chief Financial Officer

                                              Date: March 24, 1998